UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 4, 2009
Transcat, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Vantage Point Drive, Rochester, New York	14624
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
585-352-7777

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-3.1

Item. 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On May 4, 2009, the Board of Directors of Transcat, Inc. (the “Company”) amended Article I, Section 1 of the Company’s Code of Regulations (Meetings of Shareholders — Annual Meeting) to change the annual meeting date of shareholders from the third Tuesday in August each year to such day as may be designated by the Board of Directors. In addition, the Board of Directors amended Article I, Section 4 (Meetings of Shareholders — Notice of Meetings) and Article IX, Section 5 (Certificates for Shares — Closing of the Transfer Books; Record Date) to change the reference in these sections from fifty (50) days to sixty (60) days.
     The amendments are effective as of May 4, 2009.
     The preceding description of the amendments is qualified in its entirety by reference to the full text of the Company’s Code of Regulations, as amended, which are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

3.1	Code of Regulations, as amended
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.
Dated: May 8, 2009	By:	/s/ John J. Zimmer
John J. Zimmer
Vice President of Finance and Chief Financial Officer